Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Scilex Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(g)	13,000,000(2)	$0.01(3)	$130,000.00	$0.00014760	$19.19

	Equity	Common Stock, par value $0.0001 per share	457(c)	13,474,683(4)	$1.74(5)	$23,445,948.42	$0.00014760	$3,460.62

Fees previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$23,575,948.42		$3,479.81

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,479.81

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of 13,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Scilex Holding Company, a Delaware corporation (the “Company”), issuable upon the exercise of (i) 4,500,000 Closing Penny Warrants (as defined in this registration statement) by the holder thereof and (ii) 8,500,000 Subsequent Penny Warrants (as defined in this registration statement) by the holder thereof.

(3)	The price per share is based upon the exercise price per Closing Penny Warrant and per Subsequent Penny Warrant of $0.01 per share.
(4)

Consists of 13,474,683 shares of Common Stock registered for resale by the Selling Stockholders named in this registration statement, including (i) 13,000,000 Penny Warrant Shares (as defined in this registration statement); and (ii) 474,683 HB Shares (as defined in this registration statement).

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on October 18, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).